                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           MILLER EXPLORATION COMPANY
  ----------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

                           MILLER EXPLORATION COMPANY
                             3104 Logan Valley Road
                          Traverse City, Michigan 49685




To the Stockholders of Miller Exploration Company:

     You are cordially invited to attend a special meeting of the stockholders of Miller Exploration Company (the "Company") to be held on ___________, 2002, at ______a.m., at the offices of the Company at 3104 Logan Valley Road, Traverse City, Michigan. Enclosed are a notice to stockholders, a proxy statement describing the business to be transacted at the special meeting, and a proxy card for use in voting at the special meeting.

     At the special meeting, you will be asked to:

     o approve an amendment to the Company's certificate of incorporation to effect a reverse stock split of all of the outstanding shares of common stock of the Company, par value $0.01 per share, at the ratio of _________.

     Your vote is important. We hope that you will be able to attend the special meeting, and we urge you to read the enclosed proxy statement before you decide to vote. Even if you do not plan to attend, please complete, date, sign, and promptly return the enclosed proxy card. It is important that your shares be represented at the meeting.

                                                     Sincerely,

                    NOTICE TO STOCKHOLDERS OF SPECIAL MEETING
                     TO BE HELD ON ___________________, 2002

     PLEASE TAKE NOTICE that a special meeting of the stockholders of Miller Exploration Company, a Delaware corporation (the "Company"), will be held on _________, 2002, at _______a.m., at the offices of the Company at 3104 Logan Valley Road, Traverse City, Michigan, to consider and vote on the following matter:

     o an amendment to the Company's certificate of incorporation to effect a reverse stock split of all of the outstanding shares of common stock, at the ratio of ___________.

     The matter is more fully discussed in the attached proxy statement.

     The board of directors has fixed the close of business on ________, 2002, as the record date for determining which stockholders are entitled to notice of, and to vote at, the special meeting or any postponement or adjournment thereof. If you held our stock as of this date, you are entitled to vote. Complete lists of these stockholders will be available for examination at our principal executive offices during normal business hours by any holder of common stock, for any purpose relevant to the special meeting, for a period of ten days prior to the special meeting. The holders of a majority of shares of common stock present, in person or by proxy, and entitled to vote at the special meeting will constitute a quorum. A quorum is necessary to transact any business at the special meeting.

     Even if you expect to be present at the special meeting, we request that you sign, vote, and date the enclosed proxy and return it promptly in the enclosed envelope. If you give a proxy, you have the power to revoke it at any time prior to the special meeting. You may revoke your proxy at any time before the vote occurs by filing with our company a written revocation or a subsequently-dated proxy. If you are present at the special meeting, you may withdraw your proxy and vote in person.

THE BOARD OF DIRECTORS OF THE COMPANY HAS DETERMINED THAT THE PROPOSED TRANSACTION IS FAIR TO AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE ABOVE PROPOSAL.

By Order of the Board of Directors,



Deanna L. Cannon
Chief Financial Officer and Secretary

                               TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING..............................................  1
         General  ..........................................................................  1
         Revocability of Proxies............................................................  1
         Voting Rights and Outstanding Shares...............................................  1
MATTER TO BE BROUGHT BEFORE THE SPECIAL MEETING.............................................  3
         Amendment to Our Certificate of Incorporation to Effect the Reverse Stock Split....  3
         Reasons for the Reverse Stock Split Amendment......................................  3
         Potential Effects of the Reverse Stock Split.......................................  4
         Shares of Common Stock Issued and Outstanding......................................  5
         Increase of Shares of Common Stock Available for Future Issuance...................  6
         Effectiveness of the Reverse Stock Split...........................................  6
         Fractional Shares..................................................................  6
         Appraisal Rights...................................................................  7
         Certain Federal Income Tax Consequences............................................  7
         Required Vote......................................................................  7
         Recommendation of the Board of Directors...........................................  7
SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT............................................................  8
         STOCKHOLDER PROPOSALS..............................................................  9
         PROPOSALS FOR THE NEXT ANNUAL MEETING.............................................  10
         SOLICITATION OF PROXIES...........................................................  10
ANNEX 1 .................................................................................  A1-1
ANNEX 2 .................................................................................  A2-1

                 INFORMATION CONCERNING SOLICITATION AND VOTING

General

     This proxy statement and the enclosed form of proxy are being sent to stockholders of Miller Exploration Company, a Delaware corporation ("Miller," "we," or the "Company"), in connection with the solicitation of proxies by the Company's board of directors for use in connection with a special meeting of our stockholders to be held at the executive offices of the Company, at ________a.m., on ____________, 2002, and at any postponements or adjournments thereof. Our principal executive offices are located at 3104 Logan Valley Road, Traverse City, Michigan.

     We have first mailed this proxy statement and the accompanying form of proxy to all stockholders entitled to notice of, and to vote at, the special meeting on or about __________, 2002.

     Each properly executed proxy received in time for the meeting will be voted as specified therein. If a stockholder executes and returns a proxy, but does not specify otherwise, the shares represented by such stockholder's proxy will be voted "for" the proposal.

Revocability of Proxies

     Any stockholder giving a proxy pursuant to this solicitation has the power to revoke that proxy at any time before the shares to which it relates are voted either by:

     o filing with us at our principal executive offices written notice of revocation or a duly executed proxy bearing a later date or,

     o by attending the special meeting, withdrawing the proxy, and voting in person.

Voting Rights and Outstanding Shares

     Only stockholders of record at the close of business on __________, 2002, the record date, are entitled to notice of, and to vote at, the special meeting. At the close of business on the record date, there were issued, outstanding, and entitled to vote [19,801,522] shares of our common stock. Each outstanding share is entitled to one vote on each matter to be voted upon at the special meeting.

     The accompanying proxy card is designed to permit each stockholder of record at the close of business on the record date to vote on a proposal to amend our certificate of incorporation to effect, at the discretion of our board of directors, a reverse stock split of the outstanding shares of our common stock at the ratio of ___________ (the "Reverse Stock Split"). The Board of directors currently intends to effect the Reverse Stock Split unless it determines that doing so would not have the desired effect of maintaining the listing of our common stock on the Nasdaq National Market. The proxy provides space for a stockholder to vote in favor of or against the Reverse Stock Split, or to abstain from voting on the Reverse Stock Split. Approval of the Reverse Stock Split will require the affirmative vote of a majority of the issued and outstanding shares of our common stock.

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the common stock entitled to vote is necessary to constitute a quorum at the special meeting. If a quorum is not present, either in person or by proxy, the stockholders entitled to vote who are present, in person or by proxy, have the power to adjourn the special meeting from time to time without notice, other than an announcement at the special meeting, until a quorum is present. At any adjourned special meeting at which a quorum is present, in person or by proxy, any business may be transacted that might have been transacted at the special meeting as originally noticed. Abstentions and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum for the transaction of business. Abstentions and broker non-votes are tabulated separately, with abstentions counted as a "no" vote in tabulations of the votes cast on a proposal for purposes of determining whether a proposal has been approved, while broker non-votes relating to a proposal are not counted as voting power present with respect to that specific proposal.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE REVERSE STOCK SPLIT.

                 MATTER TO BE BROUGHT BEFORE THE SPECIAL MEETING

Amendment to Our Certificate of Incorporation to Effect the Reverse Stock Split

     Our board of directors has unanimously adopted a resolution declaring advisable, and recommending to our stockholders for their approval, an amendment to Article IV of our certificate of incorporation authorizing the Reverse Stock Split, and granting the board of directors the discretion to file a certificate of amendment to the Company's certificate of incorporation with the Secretary of State of the State of Delaware effecting the Reverse Stock Split, or to abandon the Reverse Stock Split altogether. The form of the proposed amendment is attached to this Proxy Statement as Appendix A (the "Reverse Stock Split Amendment"). The Reverse Stock Split Amendment will effect the Reverse Stock Split by reducing the number of outstanding shares of common stock by an approximate amount [____%], but will not increase the par value of common stock, and will not change the number of authorized shares of our capital stock. If implemented, the number of shares of our common stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our common stock outstanding, so that the percentage of our outstanding common stock owned by each of our stockholders will remain the same.

Reasons for the Reverse Stock Split Amendment

     Our common stock is currently listed on the Nasdaq National Market under the symbol "MEXP." The continued listing requirements of the Nasdaq National Market require, among other things, that our common stock maintain a closing bid price in excess of $1.00 per share. On February 14, 2002, Nasdaq advised us that our common stock had failed to maintain a minimum bid price of $1.00 per share, and that we needed to be in compliance with the $1.00 minimum bid price requirement for a minimum of ten consecutive trading days prior to May 15, 2002, or our common stock would be delisted. On May 16, 2002, we received a notice of Nasdaq staff determination indicating that our common stock would be delisted. Pursuant to the Nasdaq rules, on June 4, 2002, we notified Nasdaq that we would appeal such determination, and we requested and were granted a hearing to oppose the delisting before a Nasdaq Listing Qualifications Panel (the "Panel"). The hearing will be held on Thursday, July 18, 2002. Our appeal request automatically stayed the delisting pending the hearing and the determination of the Panel. At the hearing, we, among other things, will indicate our willingness to effect a reverse stock split in order to increase the market price of our common stock.

     Our board of directors has determined that the continued listing of our common stock on the Nasdaq National Market is beneficial for our stockholders. If our common stock is delisted from the Nasdaq National Market, the board of directors believes that the trading market for our common stock could become significantly less liquid, which could reduce the trading price of our common stock and increase the transaction costs of trading in shares of our common stock.

     The purpose of the Reverse Stock Split is to increase the market price of our common stock. The board of directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price of our common stock and improve the likelihood that we will be allowed to maintain our listing on the Nasdaq National Market.

     If the Reverse Stock Split proposal is approved by our stockholders, the board of directors will have the discretion to implement the Reverse Stock Split or to not effect the Reverse Stock Split at all. The board of directors currently intends to effect the Reverse Stock Split unless it determines that doing so would not have the desired effect of maintaining the listing of our common stock on the Nasdaq National Market. If the trading price of our common stock increases without the Reverse Stock Split, the Reverse Stock Split may not be necessary. There can be no assurance, however, that the market price of our common stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split, that the market price of the post-split common stock can be maintained above $1.00 or that our common stock will not be delisted from the Nasdaq National Market for other reasons.

     The market price of our common stock is dependent upon our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the reduced number of shares that will be outstanding after the Reverse Stock Split could significantly reduce the trading volume and otherwise adversely affect the liquidity of our common stock.

     If our stockholders approve the Reverse Stock Split proposal at the special meeting, the Reverse Stock Split will be effected, if at all, only upon a determination by the board of directors that the Reverse Stock Split is in the best interests of the Company and its stockholders at that time. No further action on the part of the stockholders will be required to either effect or abandon the Reverse Stock Split.

     If our stockholders do not approve the Reverse Stock Split proposal and the minimum closing bid price of our common stock does not otherwise increase to at least $1.00 per share, we expect that our common stock will be delisted from the Nasdaq National Market.

Potential Effects of the Reverse Stock Split

     Pursuant to the Reverse Stock Split, each holder of our common stock, par value $0.01 per share, outstanding immediately prior to the effectiveness of the Reverse Stock Split ("Old Common Stock"), will become the holder of fewer shares of our common stock, par value $0.01 per share ("New Common Stock"), after consummation of the Reverse Stock Split.

     Although the Reverse Stock Split will not, by itself, impact our assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of our common stock. The board of directors believes that this risk is outweighed by the benefits of continued listing of our common stock on the Nasdaq National Market.

     If effected, the Reverse Stock Split will result in some stockholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

     Based on approximately [19,801,522] shares of our common stock outstanding as of the record date, the following table reflects the approximate number of shares of our common stock that would be outstanding as a result of the Reverse Stock Split.

                                                                           Approximate Number of Shares of
                                           Percentage Reduction in         Common Stock to be Outstanding
             Proposed Ratio               Outstanding Common Stock          after the Reverse Stock Split
     -------------------------------    ------------------------------    ----------------------------------

             [One-for-___]                          ____%


     If the Reverse Stock Split is effected, all outstanding options entitling their holders to purchase shares of our common stock will automatically be reduced in the same ratio as the reduction in the number of shares of outstanding common stock. Correspondingly, the per share exercise price of those options will be increased in direct proportion to the Reverse Stock Split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged. For example, assuming that we effect the Reverse Stock Split and that an optionee holds options to purchase 1,000 shares of our common stock at an exercise price of $1.00 per share, upon the effectiveness of a one-for-five Reverse Stock Split, the number of shares of the common stock subject to that option would be reduced to 200 and the exercise price would be proportionately increased to $5.00 per share.

     The Reverse Stock Split will affect all stockholders equally and will not affect any stockholder's proportionate equity interest in the Company except for those stockholders who will receive an additional share of our common stock in lieu of a fractional share. None of the rights currently accruing to holders of our common stock, options or warrants to purchase common stock will be affected by the Reverse Stock Split. Following the Reverse Stock Split, each share of New Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to Old Common Stock. The Reverse Stock Split also will have no effect on the number of authorized shares of our common stock. The shares of New Common Stock will be fully paid and non-assessable.

     The Reverse Stock Split will not affect the par value of our common stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our common stock will be reduced by an approximate [_____%] of its present amount and the additional paid-in-capital account will be credited with the amount by which the stated capital is reduced. We anticipate that the per share net income or loss and net book value of our common stock will be increased because there will be fewer shares of our common stock outstanding.

     We are currently authorized to issue a maximum of 40,000,000 shares of our common stock. As of the record date, there were approximately [19,801,522] shares of our common stock issued and outstanding. Although the number of authorized shares of our common stock will not change as a result of the Reverse Stock Split, the number of shares of our common stock issued and outstanding will be reduced by an approximate [___%]. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our common stock available for future issuance by approximately [___%]. Following the Reverse Stock Split, the board of directors will have the authority, subject to applicable securities laws, to issue such authorized and unissued shares without further stockholder approval, upon such terms and conditions the board of directors deems appropriate. We do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split is approved and effected.

Shares of Common Stock Issued and Outstanding

     With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of our common stock prior and subsequent to the Reverse Stock Split will remain the same. After the effectiveness of the Reverse Stock Split, we do not anticipate that our financial condition, the percentage ownership of management, the number of our stockholders, or any aspect of our business would materially change as a result of the Reverse Stock Split.

     Our common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. If effected, the proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act.

Increase of Shares of Common Stock Available for Future Issuance

     As a result of the Reverse Stock split, there will be a reduction in the number of shares of our common stock issued and outstanding, and an associated increase in the number of authorized shares that would be unissued and available for future issuance after the Reverse Stock Split. Such shares could be used for any proper corporate purpose approved by the board of directors including, among other purposes, future financing transactions.

     Holders of our common stock have no preemptive or other subscription rights.

Effectiveness of the Reverse Stock Split

     The Reverse Stock Split, if approved by our stockholders, will become effective upon the filing with the Secretary of State of the State of Delaware of a certificate of amendment to our certificate of incorporation in substantially the form of the Reverse Stock Split Amendment attached to this Proxy Statement as Appendix A. The exact timing of the filing of the Reverse Stock Split Amendment will be determined by the board of directors based upon its evaluation of when such action will be most advantageous to the Company and our stockholders. The board of directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing such Reverse Stock Split Amendment, the board of directors, in its sole discretion, determines that it is no longer in the best interests of the Company and our stockholders. The board of directors currently intends to effect the Reverse Stock Split unless it determines that doing so would not have the desired effect of maintaining the listing of our common stock on the Nasdaq National Market.

     Commencing on the effective date, each Old Common Stock certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares of New Common Stock resulting from the Reverse Stock Split. As soon as practicable after the effective date, we will notify our stockholders that the Reverse Stock Split has been effected. We expect that our transfer agent, American Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of shares of Old Common Stock will be asked to surrender to the exchange agent certificates representing shares of Old Common Stock in exchange for certificates representing shares of New Common Stock in accordance with the procedures to be set forth in a letter of transmittal we will send to our stockholders. No new certificates will be issued to any stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. Any shares of Old Common Stock submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for shares of New Common Stock.

Fractional Shares

     We will not issue fractional shares in connection with the Reverse Stock Split. Instead, any fractional share that results from the Reverse Stock Split will be rounded up to the next whole share. Because no fractional shares of New Common Stock will be issued, any stockholder who owns less than [___] shares of Old Common Stock will cease to be a stockholder of the Company as of the effective date; nevertheless, the Company does not anticipate that the Reverse Stock Split will result in any material reduction in the number of holders of common stock.

Appraisal Rights

     Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal or dissenter's rights with respect to the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain Federal Income Tax Consequences

     The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers or insurance companies). We urge our stockholders to consult their own tax advisors to determine the particular consequences to them.

     The receipt of New Common Stock, including whole shares issued in lieu of fractional shares, solely in exchange for Old Common Stock will not generally result in recognition of gain or loss to our stockholders.

     The holding period for each share of New Common Stock received by a stockholder will include the stockholder's holding period for its shares of Old Common Stock with respect to which such share of New Common Stock is issued, provided that the shares of Old Common Stock were held as a capital asset.

     The aggregate adjusted tax basis of a stockholder's New Common Stock will be the same as the aggregate adjusted tax basis of the shares of Old Common Stock exchanged therefore, and the holding period of New Common Stock will include the holding period of Old Common Stock exchanged therefore. No gain or loss will be recognized by us as a result of the Reverse Stock Split.

Required Vote

     THE AFFIRMATIVE VOTE OF A MAJORITY OF ALL OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE SPECIAL MEETING IS REQUIRED TO APPROVE THE FOREGOING PROPOSAL.

Recommendation of the Board of Directors

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT, HAS DETERMINED THAT THE REVERSE STOCK SPLIT IS IN THE BEST INTEREST OF THE STOCKHOLDERS, AND RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION EFFECTING THE REVERSE STOCK SPLIT.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     To our knowledge, set forth below is certain information, as of July 1, 2002, regarding ownership of common stock by:

     o each person who beneficially owns more than 5% of our outstanding shares of common stock,

     o    each director and executive officer of our Company, and

     o    all directors and executive officers of our Company as a group.

                                                                     Total Beneficial
         Name and Address of Beneficial Owner (2)                   Ownership (4)(3)(1)           Percent of Class
------------------------------------------------------------      -------------------------     ----------------------
C.E. Miller (5)                                                          4,559,284                      21.7%
Kelly E. Miller (6)                                                      1,759,990                       8.9%
Lew P. Murray (7)                                                           97,104                       *
Michael L. Calhoun                                                          25,901                       *
Richard J. Burgess                                                         103,777                       *
Deanna L. Cannon                                                            21,000                       *
Robert M. Boeve (8)                                                      2,663,424                      11.9%
Paul Halpern (9)                                                            91,262                       *
Guardian Energy Management Corp. (11)                                   12,067,341                      42.8%
   2300 Harmon Road
   Auburn Hills, MI 48326
Siemens Financial Services, Inc.                                         1,025,105                       5.2%
   186 Wood Avenue
   South Iselin, New Jersey 08830
Veritas DGC Land Inc. (10)                                               1,097,421                       5.4%
   3701 Kirby Drive, Suite 112
   Houston, TX 77098
Executive Officers and Directors as a group (8 persons)                  9,321,742                      39.6%

-----------------------

* Less than 1%.

(1) The number of shares stated are based on information provided by each person listed and include shares personally owned of record by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

(2) The address of each reporting person, unless otherwise noted, is 3104 Logan Valley Road, Traverse City, Michigan 49684.

(3) Excludes the following shares that may be acquired through the exercise of stock options granted under the "1997 Stock Plan" which are exercisable after July 1, 2002:
                                       8

Name                                                           Number of Options
----                                                           -----------------

C. E. Miller                                                        7,400
Richard J. Burgess                                                  9,400
Paul A. Halpern                                                    10,400
Robert M. Boeve                                                    10,400
Kelly E. Miller                                                   323,000
Michael L. Calhoun                                                 57,000
Lew Murray                                                        152,000
Deanna L. Cannon                                                   76,000

(4) These numbers include shares over which the listed person is legally entitled to share voting or dispositive power by reason of joint ownership, trust or other contract right, and shares held by spouses, children or other relatives over whom the listed person may have substantial influence by reason of relationship.

(5) Includes 177,278 shares held by the Kelly E. Miller Retained Annuity Trust #1, 177,278 shares held by the Daniel R. Miller Retained Annuity Trust #1, 265,917 shares held by the David A. Miller Retained Annuity Trust #1 and 177,278 shares held by the Sue Ellen Bell Retained Annuity Trust #1, with respect to each of which C.E. Miller is the sole trustee. Also includes 2,116,050 shares and 1,250,000 warrants to acquire shares held by Eagle Investments, Inc. ("Eagle") and 122,565 shares held by Eagle International, Inc. ("Eagle International"), each of which is owned by a revocable trust of which C.E. Miller is the sole trustee.

(6) Includes 84,024 shares held by Miller and Miller, Inc., which is owned by a revocable trust of which Kelly E. Miller is the sole trustee and 216,790 shares held by the Company's 401(k) plan wherein Kelly E. Miller has sole voting power. Excludes 177,278 shares held by the Kelly E. Miller Retained Annuity Trust #1, of which Kelly E. Miller's father, C.E. Miller, is the sole trustee and of which Kelly E. Miller is the Grantor with the Trust established for the benefit of his minor children as beneficiaries.

(7) Includes 3,200 shares held as part of the Miller Oil Corporation 401(k) Savings Plan for which Mr. Murray has sole dispositive power.

(8) Includes 92,592 shares and 209,091 warrants to acquire shares held directly by Mr. Boeve which were distributed to him by ECCO Investments, LLC. Mr. Boeve recently resigned as managing member of this entity. Also includes 2,300,000 warrants to acquire shares held by Jordan Exploration Company, LLC. Mr. Boeve owns 72% and is the managing member of this entity. Mr. Boeve disclaims beneficial ownership of the shares and warrants held by this entity, except for those in which he has a direct pecuniary interest.

(9) Excludes up to 3,703,704 shares and 8,363,637 warrants for common stock currently held by Guardian Energy Management Corp., for which Mr. Halpern serves as Vice President, Operations.

(10) Includes 600,498 of warrants currently exercisable for shares of common stock.

(11) Includes 3,703,704 shares of common stock and 8,363,637 warrants to acquire shares of common stock for which Guardian Energy Management Corp. (GEMCO) is the owner of record. Mr. William Davidson is a controlling shareholder, director, CEO, and President of Guardian Industries Corp., which is the sole shareholder of GEMCO. Accordingly, Mr. Davidson may be deemed to beneficially own the shares of the Company held by GEMCO. Mr. Davidson disclaims beneficial ownership of the shares of the Company not owned of record by him.

                              STOCKHOLDER PROPOSALS

         The only business that may be conducted at a special meeting of stockholders is business that was addressed before the meeting according to our bylaws regarding notice of meetings. Under these requirements, the only business to be conducted at the special meeting is the approval of the amendment to our certificate of incorporation to effect the Reverse Stock Split.

                      PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any proposals of holders of common stock intended to be presented at the annual meeting of our stockholders to be held in May 2003, must be received by us at our principal executive offices, 3140 Logan Valley Road, Traverse City, Michigan, Attention: Secretary, not later than _______________, in order to be included in the proxy statement and form of proxy relating to such meeting. Stockholder proposals submitted outside the processes of Rule 14a-8 promulgated under the Exchange Act will be considered untimely if received by us after
____________.

                             SOLICITATION OF PROXIES

     Solicitation of proxies is made on behalf of our board of directors. Solicitation of proxies will be made initially by mail. In addition, directors, officers, and employees our company and its subsidiaries may solicit proxies by telephone or facsimile or personally without additional compensation. We will bear all costs of solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees, or other nominees for forwarding proxy materials to beneficial owners.

                                     ANNEX 1

                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION
                                       OF
                           MILLER EXPLORATION COMPANY,
                             A DELAWARE CORPORATION

     Miller Exploration Company (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That, at a meeting of the board of directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the certificate of incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Article IV of the Corporation's certificate of incorporation shall be amended, subject to stockholder approval, to add the following paragraphs:

               On the Split Effective Date (as defined below), the Corporation shall effect a one-for-____ reverse stock split pursuant to which every [___] shares of the Corporation's common stock issued and outstanding or held in treasury will be automatically converted into one new share of common stock (the "Reverse Stock Split"). The Reverse Stock Split shall be effective as of the close of business on such date that the amendment to the Corporation's certificate of incorporation adding this paragraph is filed with the Secretary of State of the State of Delaware, as determined by the Corporation's board of directors (the "Split Effective Date"). The Corporation shall not issue fractional shares to the stockholders entitled to a fractional interest in a share of such common stock issued pursuant to the Reverse Stock Split, but shall round each fractional share up to the next whole number of shares. On the Split Effective Date, each certificate representing existing shares of common stock will automatically be deemed for all purposes to evidence ownership of the appropriate reduced number of new shares of common stock without any action by the stockholder thereof. As soon as practicable after the Split Effective Date, the Corporation or its agent shall notify the stockholders and request the surrender of their certificates for their existing shares with instructions as to how to receive new certificates.

          SECOND: That thereafter, pursuant to a resolution of the Corporation's board of directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with
     Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

                                      A1-1

       IN WITNESS THEREOF, Miller Exploration Company has caused this certificate to be signed by Kelly E. Miller, its Chief Executive Officer, and attested by Deanna L.Cannon, its Secretary, this ____ day of ____________, 2002.

                                             MILLER EXPLORATION COMPANY



                                             By:
                                                --------------------------------
                                                Name: Kelly E. Miller
                                                Chief Executive Officer

Attest:

---------------------------------

Name: Deanna L. Cannon
Secretary

                                      A1-2

                                    ANNEX 2

           FORM OF BOARD OF DIRECTORS PROXY FOR THE SPECIAL MEETING OF
                                  STOCKHOLDERS

                           MILLER EXPLORATION COMPANY

       BOARD OF DIRECTORS PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS AT
                       _____ A.M., _________________, 2002

     The undersigned stockholder of Miller Exploration Company (the "Company") hereby appoints Deanna L. Cannon and Kelly E. Miller, or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated special meeting and at any adjournment(s) thereof:

     Approval of the amendment of the Company's certificate of incorporation:

    [       ]   FOR           [       ]   AGAINST            [       ]   ABSTAIN

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS INDICATED ABOVE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO THE ABOVE PROPOSAL, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Notice of Special Meeting and Proxy Statement, dated ______________, 2002, is hereby acknowledged:


                                                   Dated:


                                                   -----------------------------

                                                   -----------------------------

                                                   -----------------------------
                                                   (Signature of Stockholder(s))

                                                          (Joint owners must
                                                          EACH sign. Please sign
                                                          EXACTLY as your
                                                          name(s) appear(s) on
                                                          this card. When
                                                          signing as attorney,
                                                          trustee, executor,
                                                          administrator,
                                                          guardian or corporate
                                                          officer, please give
                                                          your FULL title.)

                                               PLEASE SIGN, DATE AND MAIL TODAY.

                                      A2-1